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                                                                      EXHIBIT 99

                             CAUTIONARY STATEMENTS

Certain statements in this Form 10-Q and in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the ability to hire and retain key personnel; successful completion and integration of future acquisitions; relationships with and dependence on third-party wireless communications equipment manufacturers and suppliers, network operators and other providers of wireless communications logistics services; uncertainties relating to business and economic conditions in markets in which the Company operates; uncertainties relating to government and regulatory policies and other political risks; uncertainties relating to customer plans and commitments; dependence on the wireless communications industry; pricing and availability of wireless communications equipment materials and inventories; rapid technological developments and obsolescence in the wireless communications industry; potential performance issues with suppliers and customers; governmental export and import policies; global trade policies; worldwide political stability and economic growth; the highly competitive environment in which the Company operates; potential entry of new, well-capitalized competitors into the Company's markets; changes in the Company's capital structure and cost of capital; the Company's continued ability, through sales growth, to absorb the increasing costs incurred and to be incurred in connection with its expansion activities and provision of integrated logistics services; uncertainties inherent in international operations; foreign currency fluctuations; and failure of the Company or critical third parties with which the Company does business to be Year 2000 compliant. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the statement was made.